UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	88-1203639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Address, zip code, and telephone number, including
area code, of registrant’s principal executive office.)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 2, 2024, KKR & Co. Inc. (together with its subsidiaries, “KKR”) completed the merger contemplated by the previously announced Agreement and Plan of Merger, dated as of November 28, 2023, by and among KKR Magnolia Holdings LLC (“Parent”), an indirect subsidiary of KKR, Sweetbay Merger Sub LLC, a direct subsidiary of Parent (“Merger Sub”) and The Global Atlantic Financial Group LLC (“TGAFG” and, together with its subsidiaries, “Global Atlantic”), pursuant to which KKR acquired the remaining 36.7% of Global Atlantic that KKR did not already own. At the closing of the transaction (the “Closing”), Merger Sub merged with and into TGAFG, with TGAFG surviving the merger, resulting in Global Atlantic becoming a wholly-owned subsidiary of KKR.

The total cash purchase price for the 36.7% of Global Atlantic that KKR did not already own will be approximately $2.6 billion, which is subject to certain post-Closing purchase price adjustments as provided in the Merger Agreement.  Additionally, in connection with the Closing, certain Global Atlantic employees who participated in Global Atlantic’s management equity incentive plan rolled over a majority of their equity interests in Global Atlantic into KKR equity.

The outstanding debt securities of Global Atlantic will remain outstanding obligations of solely Global Atlantic entities and are not being assumed or guaranteed by KKR.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated by reference herein.

The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about KKR, Global Atlantic or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of KKR, Global Atlantic or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01.	Regulation FD Disclosure.

On January 2, 2024, KKR and Global Atlantic issued a joint press release announcing the Closing. The joint press release is furnished as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

No financial statements are required by Item 9.01(a) of Form 8-K because the financial statements of Global Atlantic have been reflected in the audited consolidated financial statements of KKR & Co. Inc. for more than a complete fiscal year.

(b)  Pro Forma Financial Information.

The pro forma financial information relating to the transaction that is required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits
Exhibit No.	Description

2.1
Merger Agreement, dated as of November 28, 2023, by and among KKR Magnolia Holdings LLC, Sweetbay Merger Sub LLC and The Global Atlantic Financial Group LLC (incorporated by reference to Exhibit 2.1 to KKR & Co. Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2023).

99.1	Joint press release of KKR & Co. Inc. and The Global Atlantic Financial Group LLC, dated January 2, 2024, announcing the Closing (this exhibit is furnished and not filed).
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: January 2, 2024	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Secretary